                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                    SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN
                                CALIFORNIA, INC.
                                       AT

                              $12.00 NET PER SHARE

                                       BY

                             DPB ACQUISITION CORP.

                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                      DR PEPPER BOTTLING COMPANY OF TEXAS

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 3, 1997, UNLESS EXTENDED.

                                                                   March 7, 1997

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated March 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by DPB Acquisition Corp., a Delaware corporation ("Purchaser"), and wholly owned subsidiary of Dr Pepper Bottling Company of Texas, a Texas corporation ("Parent"), to purchase all of the outstanding shares of common stock, $.01 par value (the "Shares"), of Seven-Up/RC Bottling Company of Southern California, Inc., a Delaware corporation (the "Company"), at a purchase price of $12.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Holders who desire to tender Shares pursuant to the Offer and whose certificates for such Shares (the "Certificates") are not immediately available or the procedures for book-entry transfer set forth in the Offer to Purchase cannot be completed on a timely basis or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) may nevertheless tender their Shares according to the guaranteed delivery procedures set forth under "Procedure of Tendering Shares -- Guaranteed Delivery" in the Offer to Purchase.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $12.00 per Share, net to the seller in cash.

          2. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares which would represent, on a fully-diluted basis, at least 65% of the outstanding Shares. See "INTRODUCTION," "Terms of the Offer" and "Certain Conditions of the Offer" in the Offer to Purchase.

          3. The Offer is being made for all outstanding Shares.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, April 3, 1997, unless extended.

          6. The Board of Directors of the Company has unanimously (A) determined that each of the Merger Agreement (as defined in the Offer to Purchase), the Offer and the Merger (as defined in the Offer to Purchase) is fair to and in the best interests of the Company's stockholders and (B) resolved to recommend acceptance of the Offer, approval and adoption of the Merger Agreement and approval of the Merger by the holders of Shares.

          7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (A) certificates for such Shares (or a timely Book-Entry Confirmation (as defined under "Procedure for Tendering Shares -- Book-Entry Transfer" in the Offer to Purchase) with respect to such Shares) and (B) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with all required signature guarantees, and all other documents required by the Letter of Transmittal. See Section 3 of the Offer to Purchase.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF SHARES.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such actions as it may deem necessary to make the Offer in any jurisdiction (including, without limitation, the extension of the Offer).

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by Chase Securities Inc. or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                    SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN
                                CALIFORNIA, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated March 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by DPB Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Dr Pepper Bottling Company of Texas, a Texas corporation, to purchase all of the outstanding shares of common stock, $.01 par value (the "Shares"), of Seven-Up/RC Bottling Company of Southern California, Inc., a Delaware corporation, at a purchase price of $12.00 per Share, net to the seller in cash upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:
                                ------------------------------

Date:                      , 199
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